Exhibit 10.2

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment to Employment Agreement (“Amendment”), is made and entered into as of the 31st day of December, 2008, by and between CORPORATE OFFICE PROPERTIES, L. P. (the “Employer”), CORPORATE OFFICE PROPERTIES TRUST (“COPT”) and RANDALL M. GRIFFIN (the “Executive”).

RECITALS

A.                                   Executive and Employer executed an Employment Agreement dated July 13, 2005, as amended by that certain Amendment to Employment Agreement dated May 30, 2006 (collectively, the “Agreement”), providing for the employment of the Executive by the Employer upon the terms and conditions therein stated, of which the Basic Term is scheduled to expire on June 30, 2010.

B.                                     Employer has requested and Executive has agreed to extend the Basic Term for an additional one (1) year and nine (9) months and the parties desire to enter into this Amendment and to modify such other terms as set forth herein.

NOW, THEREFORE, in consideration of Executive’s continued employment under the Employment Agreement, it is covenanted and agreed by and between the parties hereto as follows:

1.                                       AMENDMENT TO PARAGRAPH 4(a).   Section 4(a) of the Agreement is deleted in its entirety and the following is inserted in lieu thereof:

The Executive’s employment hereunder shall be for a term commencing on April 1, 2005 and expiring on March 31, 2012 (the “Basic Term”).  Subject to the foregoing and other applicable terms of this Agreement, this Agreement may be terminated by either party, with or without cause, effective as of the first (1st) business day after written notice to that effect is delivered to the other party.

2.                                       AMENDMENT TO PARAGRAPH 4(c)(iv).   Section 4(c)(iv) of the Agreement is deleted in its entirety and the following is inserted in lieu thereof.

(iv) The Employer changes the primary employment location of the Executive to a place that is more than fifty (50) miles from the primary employment location, 6711 Columbia Gateway Drive, Columbia, Maryland 21046, as of the Effective Date of this Agreement.

3.                                       NO OTHER AMENDMENTS.  Except to the extent set forth above, this Amendment does not affect or otherwise supersede any other provisions of the Agreement or otherwise limit its enforceability in any way.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

“Employer”		“Executive”
CORPORATE OFFICE PROPERTIES L. P.
a Delaware limited partnership
By:	Corporate Office Properties Trust, General Partner

By:	/s/ Jay H. Shidler		/s/ Randall M. Griffin
	Jay H. Shidler		Randall M. Griffin
	Chairman of the Board		Date:	12/31/08
	Date:	12/31/08

CORPORATE OFFICE PROPERTIES TRUST

a Maryland real estate investment trust

By:	/s/ Jay H. Shidler
Jay H. Shidler
Chairman of the Board
	Date:	12/31/08